UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

———————

FORM 10

———————

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

———————

NEWBRIDGE MORTGAGE CORPORATION

(Exact name of registrant as specified in its charter)

———————

Florida (State or other jurisdiction of incorporation or organization)	54-2117288 (I.R.S. Employer Identification No.)

1451 West Cypress Creek Road, Suite 204

Fort Lauderdale, Florida 33309

(Address of principal executive offices)

Registrant's telephone number, including area code:  (954) 334-3460

James Phelps President Newbridge Mortgage Corporation 1451 West Cypress Creek Road, Suite 204 Fort Lauderdale, Florida 33309 Telephone: (954) 334-3460 Facsimile: (954) 252-4067	Joel D. Mayersohn, Esq. Roetzel & Andress 1560 Sawgrass Corporate Parkway Sawgrass Centre, 4th Floor Fort Lauderdale FL 33323 Telephone: (954) 462-4150 Facsimile: (954) 462-4260

Securities to be registered pursuant to section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

PAGE

ITEM 1.

BUSINESS

3

ITEM 1A.

RISK FACTORS

6

ITEM 2.

FINANCIAL INFORMATION

11

ITEM 3.

PROPERTIES

13

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

14

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

15

ITEM 6.

EXECUTIVE COMPENSATION

16

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

17

ITEM 8.

LEGAL PROCEEDINGS

17

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

17

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

19

ITEM 11.

DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

19

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

19

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

19

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

19

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

20

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Form 10 are forward-looking statements about what may happen in the future. Forward looking statements include statements regarding our current beliefs, goals, and expectations about matters such as our expected financial position and operating results, our business strategy, and our financing plans. The forward-looking statements in this Form 10 are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," " plan," "foresee," "likely" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion of risk factors in Item 1A along with the financial statements and the notes to the financial statements included in this Form 10. The forward-looking statements in this Form 10 are made only as of the date of this Form 10 and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

ITEM 1.

BUSINESS

General

Throughout this Form 10, the terms "Newbridge Mortgage", the "Company", “we,” “our,” and “us” refer to Newbridge Mortgage Corporation, a Florida corporation. Newbridge Mortgage was incorporated on July 11, 2003, for the purpose of providing mortgage brokerage services to real estate professionals, builders and individual homebuyers by processing applications for mortgage products that are then referred to wholesale lenders for underwriting and funding. At the present time, there is no public market for the common stock of Newbridge Mortgage and the common stock is not traded on any exchange. Our goal is to become a reporting company and we are filing this Form 10 voluntarily so that we may file periodic reports even if our obligation to file such reports is suspended under the Exchange Act of 1934, as amended (the “Exchange Act”).

Newbridge Mortgage is a wholly owned subsidiary of Newbridge Financial, Inc., a Florida corporation and integrated financial services company ("NFI"). Subject to the effectiveness of this Form 10, NFI intends to distribute 49% of the outstanding stock of Newbridge Mortgage or approximately 2,450,000 shares to NFI's 70 shareholders (the "Distribution"). Following the Distribution, NFI shall retain a 51% ownership interest.

This Form 10 has been prepared on a prospective basis on the assumption that the Distribution and related events and transactions contemplated to occur prior to or contemporaneously with the Distribution will be consummated. There can be no assurance that this Form 10 will be declared effective or that any related events or transactions will occur as so contemplated. Any modifications or variations in the events and transactions contemplated will be reflected in an amendment or supplement to this Form 10.

Our principal office is located at 1451 West Cypress Creek Boulevard, Suite 204, Fort Lauderdale, FL 33309. Our phone number is (954) 334-3460. Our website is www.newbridgemb.com/. The information on the website is not and should not be considered part of this registration statement on Form 10 and is not incorporated by reference in this document.

Business

We are a mortgage brokerage company engaged in the processing of first and second, single-family residential mortgage loan applications. We originate and process loan applications either through independent brokers, in-house brokers or from home buyers directly through our website. We then refer the loan applications to wholesale lenders to underwrite, approve, close, and fund based on lender-specific, Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal Housing Administration ("FHA"), and Veterans Administration ("VA") guidelines. During the periods ended December 31,

3

2005, December 31 2006, December 31, 2007, and March 31, 2008 we referred approximately $30,000,000, $12,000,000, $11,000,000 and $900,000, respectively, in total mortgage loan applications.

We are licensed as a mortgage broker in the state of Florida and originate loans in 35 states. For the period ended December 31, 2005, the majority of our loan applications originated in Florida (85%) with the balance originating in North Carolina (4%), Arizona (4%), Connecticut (3%) and Louisiana (3%). For the period ended December 31, 2006, the majority of our loan applications originated in Florida (84%) with the balance originating in Maryland (6%), North Carolina (2%), South Carolina (2%), Massachusetts (2%), Washington DC (2%) and Illinois (2%). For the period ended December 31, 2007, the majority of our loan applications originated in Florida (94%) with the balance originating in North Carolina. For the period ended 3/31/08, the majority of our loan applications (75%) originated in Florida with the balance originating in Texas.

We primarily process applications for fixed rate 30-year mortgage loans, interest only loans and option ARM loans, which collectively represent 80% of our total loan referrals. The remainder of the loan applications we process is comprised of other products, such as adjustable rate, 5-year and 7-year balloons, jumbo mortgages, closed end second mortgages and equity lines. During the periods ended December 31, 2005, December 31, 2006, December 31, 2007 and March 31, 2008, approximately 70%, 65%, 50% and 50% respectively, of the single-family mortgage loan referrals were refinancings of outstanding mortgage loans.

We generate approximately 40% of our loan applications from two affiliates, Newbridge Securities Corporation and Newbridge Realty Corporation. Newbridge Securities Corporation is a licensed securities broker/dealer and Newbridge Realty Corporation is a licensed real estate company specializing in residential and commercial real estate services, sales and listings. We also pursue loan applications through a network of over 85 mortgage brokers in approximately 35 states as follows:

•

Independent Broker Referrals which accounts for approximately 25% of our loan applications through a network of independent mortgage brokers; and

•

In-House Broker Referrals through our retail office in Fort Lauderdale, Florida that results in approximately 35% of our loan applications.

Independent and in-house brokers generate mortgage loan applications for us on a monthly basis and are compensated through a commission structure ranging from 40% to 90% of the total yield spread, origination and administrative fees paid to Newbridge Mortgage less any processing or appraisal fees that Newbridge Mortgage pays to complete the loan. We provide brokers with customized software for the entry of loan applicant data in a format that interfaces with our automated application review software and with the underwriting systems of the wholesale lenders to whom we refer applications. We review the loan data provided by a loan applicant, review the appropriate loan documentation, and request additional information as necessary from the referring broker. Once processing is complete, we then refer "qualified" mortgage loan applications to wholesale lenders who underwrite the loans in accordance with applicable Fannie Mae, Freddie Mac or FHA guidelines. All of the loan applications we process and refer are underwritten either directly by or on a contractual basis by independent wholesale lenders.

We currently do not underwrite or fund any of the mortgage loan applications we process. We also do not retain servicing rights to any of the mortgage loan applications we process and we do not participate in secondary market activities thereby avoiding the inherent risks of write-offs due to defaulting mortgage holders and interest rate volatility. We also avoid the liability of repurchasing loans due to material misrepresentations in the information provided by loan applicants.

Employees

As of the date of this Form 10, we had two full-time employees along with one part-time contract employee serving as a loan processor. Through our parent company, NFI and our affiliates, we have access on a part-time basis to additional brokers and administrative support and services. Our employees or employees to whom we have access are not represented by a collective bargaining agreement. Management of Newbridge Mortgage considers its relationship with its employees and contractors to be satisfactory.

4

Competition

We compete with local, regional and national mortgage lenders, insurance companies, and financial institutions to generate and process mortgage loans applications. The mortgage banking is a highly competitive market as a result of the standardization of underwriting guidelines, the difficulty of differentiating between the numerous mortgage loan products in the market, the large number and range of mortgage loan providers and the ability of mortgage service companies to interact directly with consumers via fast, easy, online applications with real-time approvals. Many of our competitors are significantly larger, have greater financial resources and offer a wider range of services such as underwriting and funding. We compete primarily by minimizing our costs and focusing solely on processing mortgage loan applications. We do this through the use of automated processing systems that allow us to instantly process data from borrowers, receive credit reports directly into our computer system for simultaneous review that allows us to accept or reject a loan application online. We then seamlessly interface or upload data to wholesale lenders who then make a determination on whether or not they will underwrite and/or fund the loans. By referring qualified applicants to lenders for underwriting and funding, we eliminate the costs and risks associated with in-house underwriting and funding.

Regulatory

Although we do not underwrite or fund the loan applications we generate, our mortgage operations are extensively regulated by federal and state governmental authorities. We procure applicant information for mortgage loans and are therefore required to comply with various laws and judicial and administrative decisions and to comply with the rules and regulations of the Florida Department of Banking, the Department of Housing and Urban Development (“HUD”), FHA, Veteran’s Administration, Fannie Mae, Freddie Mac, and Ginnie Mae with respect to originating, underwriting, processing, securitizing, selling, and servicing mortgage loans. These rules and regulations, among other things, prohibit discrimination, provide for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. As mortgage loan application processors, we are required by the state of Florida to have audited financials completed within 120 days of our year end.

Our activities must also comply with, among other federal laws, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act, Home Mortgage Disclosure Act, and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination, require the disclosure of certain basic information to mortgagors concerning credit and settlement costs, limit payment for settlement services to the reasonable value of the services rendered and require the maintenance and disclosure of information regarding the disposition of mortgage applications based on race, gender, geographical distribution, and income level. These federal laws are described below:

Truth in Lending: The Truth in Lending Act and Regulation Z contain disclosure requirements designed to provide consumers with uniform, understandable information about the terms and conditions of loans and credit transactions so that consumers may compare credit terms. The Truth in Lending Act also guarantees consumers a 3-day right to cancel certain transactions described in the act and imposes specific loan feature restrictions on some loans, including some of the same types of loans in applications that we process. If found not to be in compliance with the Truth in Lending Act, aggrieved borrowers could, depending on the nature of the non-compliance, have the right to recover actual damages, statutory damages, penalties, rescind their loans and/or to demand, among other things, the return of finance charges and fees paid to us and third parties.

Equal Credit Opportunity Act, Fair Credit Reporting Act and Other Laws: We are required to comply with the Equal Credit Opportunity Act and Regulation B, which prohibit discriminating against applicants on the basis of race, color, religion, national origin, sex, age or marital status. Regulation B also restricts creditors from obtaining certain types of information from loan applicants. Among other things, it requires us to advise applicants of the reasons for any credit denial. Violations of the Equal Credit Opportunity Act can result in fines, penalties and other remedies.

In instances where the applicant is denied credit or the rate of interest for a loan increases as a result of information obtained from a consumer credit reporting agency, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency whose credit report was used in making such determinations. It also requires that lenders provide other information and disclosures about the loan application rejection.

5

We are subject to the Fair Housing Act and regulations under the Fair Housing Act, which broadly prohibit discriminatory practices in connection with our home equity and other lending businesses. Pursuant to the Home Mortgage Disclosure Act and Regulation C, we are required to report information on loan applicants and certain other borrowers to the Department of Housing and Urban Development, which is among numerous federal and state agencies which monitor compliance with fair lending laws.

We are also subject to the Real Estate Settlement Procedures Act and Regulation X, which are administered by HUD. These regulations require various disclosure and other requirements including limits on the amount of funds a borrower can be required to deposit in any escrow account for the payment of taxes, insurance premiums or other charges that may be payable to us and also limits the fees that may be paid to third parties.

Predatory Lending: On October 1, 2002, Federal Reserve Board implemented regulations aimed at curbing “predatory lending" practices that generally involve at least one or all three of the following elements (i) making unaffordable loans based on the assets of the borrower rather than on the borrower’s ability to repay an obligation (“asset-based lending”); (ii) inducing a borrower to refinance a loan repeatedly in order to charge high points and fees each time the loan is refinanced (“loan flipping”); and/or (iii) engaging in fraud or deception to conceal the true nature of a loan obligation from an unsuspecting or unsophisticated borrower. The rule significantly widens the pool of high-cost home-secured loans covered by the Home Ownership and Equity Protection Act of 1994, a federal law that requires extra disclosures and consumer protections to borrowers. The following triggers coverage under the act (i) interest rates for first lien mortgage loans in excess of 8 percentage points above comparable U.S. Treasury securities; (ii) subordinate-lien loans of 10 percentage points above U.S. Treasury securities; and (iii) fees such as optional insurance and similar debt protection costs paid in connection with the credit transaction, when combined with points and fees if deemed excessive. Lenders that violate the rules face cancellation of loans and penalties equal to the finance charges paid which could result in a loss of revenue for loan applications we have processed.

Financial Services Modernization Legislation: The Gramm-Leach-Bliley Act of 1999, also known as the Financial Services Modernization Act, contains comprehensive consumer financial privacy restrictions which (i) provide that a financial institution must provide various notices to consumers about such institution’s privacy policies and practices; and (ii) impose restrictions on financial institutions and give consumers the right to prevent a financial institution from disclosing non-public personal information about the consumer to non-affiliated third parties, with exceptions.

ITEM 1A.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock, at such time as a market develops, could decline and you could lose all or part of your investment.

We have incurred losses since 2004 and may incur losses in the future that may adversely affect our financial condition.

We can only provide you with four years of operating history in a cyclical market on which you may make your own determinations about our future performance. The year 2003, our first year of operations, is generally recognized as a record production year for many companies in the mortgage industry; however, from 2004 to the present, a significant contraction occurred. We incurred losses of $(15,920), $(17,019) and $(7,800) for the periods ended December 31, 2005, December 31, 2006 and December 31, 2007, respectively. We have recognized net income of $510 for the period ended March 31, 2008. Our prospects must be considered in light of the general risks, expenses, and difficulties frequently encountered by companies operating in dynamic markets such as the cyclical mortgage and real estate markets. The risks for the Company include, but are not limited to, the fluctuating real estate market, dependence on the growth in volume of mortgage loan applications, our ability to broker mortgage products and services and our ability to maintain and expand relationships with lenders and underwriters. There can be no assurance we will be successful in attracting a sufficient number of loan applicants on a sustainable basis or maintaining or expanding our lender relationships. The failure to do so could result in loss of revenue, persistent losses, and depletion of cash reserves and other material assets.

6

Our profitability is dependent on the volume of applications we process, which is, in turn, dependent on interest rates, the overall economic conditions of the real estate markets and general business and economic conditions in the United States making our future results difficult to predict and possibly causing our operating results to fall below expectations.

The policies of the Federal Reserve Board (“FRB”), which regulates the supply of money and credit in the United States, influences the size of the mortgage origination market, which significantly impacts our earnings and the value of our investment securities. Changes in FRB policies are beyond our control and difficult to predict and can have a material effect on our business liquidity, results of operations and financial condition. In addition, real estate markets are cyclical and increases in interest rates and declining demand for real estate in times of economic hardship in the past have had a direct negative impact on the real estate market. Significant decreases in interest rates may enable more potential borrowers to qualify for a mortgage loan, resulting in higher income related to the loan referrals. Conversely, higher interest rates increase the cost of mortgage loans to consumers and therefore reduce consumer demand for mortgage loans. Demand for refinance loans is also sensitive to increases in interest rates. Reduced demand for mortgage loans negatively impacts our profits because it results in fewer loan applications. We cannot predict the impact that future fluctuations in interest rates and changes in economic conditions might have on our operations or whether we will be able to sustain operations in a down market.

The residential mortgage loan market, and in particular, the subprime sector, has experienced delinquencies and losses that have adversely affected the overall real estate and mortgage industries and our ability to generate mortgage applications to sustain operations.

The increase in delinquencies and defaults have occurred as a result of a wide-ranging drop in real estate market conditions due to a general non-appreciation of residential property values. In general, property values have remained flat or declined. After extended periods of non-appreciating property values, especially where the aggregate loan amounts are close to or greater than the related property values, borrowers may be left with insufficient equity in their homes to permit them to refinance or sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans.

Another contributing factor that may result in higher delinquency rates is an increase in prevailing market interest rates that leads to an increase in monthly payments on interest only or adjustable rate mortgage loans or, with respect to hybrid mortgage loans, after their initial fixed rate period, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates or may be subject to pre-payment penalties.

All of the foregoing events, alone or in combination, may contribute to higher delinquency rates. As a result of higher delinquency rates, a large number of loan originators are being required to repurchase a greater number of loans pursuant to early payment default which has led to a deterioration in the financial performance of many subprime loan originators. In some cases, this has caused certain loan originators to cease operations or file for bankruptcy. Bankruptcies, business closures and the threat of investigations or proceedings may adversely affect our ability to generate mortgage applications and to secure product for potential homebuyers. We may continue to experience losses due to downward trends in the economy and in the real estate market and increases in delinquency rates of borrowers which will negatively impact our ability to continue operations.

Competition with full service financial institutions and mortgage companies could adversely affect the profitability of our operations.

We face significant competition from other financial institutions, many of which have significantly greater assets, capital and other resources and offer full service brokerage activities including underwriting, retention of servicing rights and secondary market participation. As a result, many of our competitors have advantages in conducting certain businesses and providing certain services. While we have focused on a specific niche of processing applications in the mortgage services industry, the nature of the competitive environment could force us to offer similar services or consequently, could adversely affect the profitability of our operations.

Our success will depend, to a great extent, upon the continued service of our current management team.

Our performance is substantially dependent on the performance and continued services of our executive management team. We do not currently have employment agreements with our officers and until such time as we

7

have finalized and executed employment agreements with our officers we cannot assure you that we will not lose one or all of their services. The Company's performance also depends on the Company's ability to attract, hire, retain and motivate its in-house brokers and employees. The loss of the services of any of our executive officers or other key employees could result in losses of clients, revenues, and net income.

Our officers and directors allocate their time to other businesses including our parent company and affiliates, which could interfere with our ability to sustain operations.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and that of our parent company and affiliates. If our officers and directors fail to devote sufficient time to our business, our operations may be adversely affected and we may be forced to liquidate or sustain losses.

If we are unable to maintain and expand our network of independent brokers, our ability to originate loan applications may suffer.

Of the mortgage loan applications we process, 25% are generated through independent brokers. Since 2006, we processed loan applications through approximately five approved independent brokers. These brokers are not contractually obligated to do business with us and have relationships with our competitors. We cannot assure you that we will be successful in maintaining our existing relationships or expanding our broker networks. If we fail to maintain our existing relationships or expand our broker networks, our business, results of operations and financial condition could be materially adversely affected.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, independent brokers, other vendors and our employees.

We rely upon information supplied by third parties, including the information contained in the loan application, property appraisal, title information and employment and income documentation when we process mortgage loan applications. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to funding the loan, the value of the loan may be significantly lower than expected. A loan subject to a material misrepresentation is typically unsaleable or subject to repurchase if it is sold prior to detection of the misrepresentation. Lenders rarely have any recourse for losses suffered due to misrepresentations because the borrowers or the parties responsible for the misrepresentation are often difficult to locate and it is frequently difficult to recover any monetary losses lenders have suffered from them. Although we have indemnification provisions in place for applications we process, we cannot assure you that lenders to whom we refer applications have will detect misrepresented information that results in unsaleable loans which would reflect poorly on our reputation. Losses associated with such misrepresentations could harm our business reputation and ultimately results of operations or our financial condition.

Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received and slower processing of applications.

We rely on communications and information systems to conduct our business that are subject to input errors, data corruption, service failures and interruptions. We cannot assure you that such errors, failures or interruptions will not occur, or that if they do occur that they will be adequately addressed by us or the third parties on which we rely. The occurrence of any undetected errors, failures or interruptions could have a material adverse effect on our business, results of operations and financial condition.

Our business could be adversely affected if we are unable to safeguard the security and privacy of the personal financial information we receive.

We have access to the personal financial information of potential borrowers. Additionally, in connection with our referrals of loan applications, we may provide lenders with access to the personal financial information of the borrowers. This personal financial information is highly sensitive and confidential, and if a third party were to misappropriate this information, we potentially could be subject to both private and public legal actions. We have procedures in place to ensure that financial information of potential borrowers is safeguarded. In the case of loan applications that do not result in underwriting commitments, information is shredded after ninety days. Borrower records are maintained in secure cabinets on-site in accordance with regulatory policies. All computerized

8

communications and data are stored and protected in accordance with policies and safeguards established by our parent, NFI for all of its subsidiary companies. We cannot assure you that are policies and safeguards are sufficient to prevent the misappropriation of confidential information or that our policies and safeguards will be deemed to comply with any existing federal or state laws or regulations governing privacy, or with those laws or regulations that may be adopted in the future.

We are required to maintain licenses and comply with legislation and regulations that have the effect of increasing the cost of doing business, limiting or expanding permissible activities, which may adversely affect our ability to maintain operations.

Although we do not underwrite or fund the loan applications we generate, our mortgage operations are extensively regulated directly and indirectly by federal and state governmental authorities. Proposals to change the laws governing the operations and taxation of financial institutions and financial services providers are frequently made in the U.S. Congress, in the state legislatures, and before various federal and state regulatory agencies. If enacted, such changes in law could increase or decrease our cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. We cannot predict whether any proposed legislation will be enacted, and if enacted, the effect that it, or any implementing regulations, would have on our financial condition or results of operations.

Further, we are licensed as a mortgage banker or regulated lender in those states in which we believe we are required to be licensed. The rules and regulations of the various states impose licensing and other restrictions on lending activities, such as prohibiting discrimination and regulating collection, foreclosure procedures and claims handling, disclosure obligations, payment feature restrictions and, in some cases, these laws fix maximum interest rates and fees. States may have the right to conduct financial and regulatory audits of loans under their jurisdiction and to determine compliance with state disclosure requirements and usury laws. Failure to comply with these requirements can lead to termination or suspension of licenses, rights of rescission for mortgage loans, individual and class action lawsuits and/or administrative enforcement actions which could interrupt operations, generate negative publicity and otherwise adversely affect our operations.

As controlling shareholders of our parent company, our management team, in the aggregate, owns approximately 58% of our outstanding common shares and as majority shareholders, are able to control voting on issues and actions that may not be beneficial to or desired by other shareholders.

If voting together, our management team would be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions and the sale of our assets. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in the Company, which in turn could harm the market price of our common stock.

We do not intend to pay dividends.

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Even if we should become profitable, we intend to invest any funds that might otherwise be available for the payment of dividends in further development or our business.

There is currently no public market for the securities and it is not anticipated there will be any public market for our securities in the near future.

Our securities are not registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state or other jurisdiction. As a result, these securities can be transferred without registration under the Securities Act or, if applicable, the securities laws of any state or other jurisdiction only if such registration is not then required because of an applicable exemption there from. Compliance with the criteria for securing exemptions under the Securities Act and the securities laws of several of the states is extremely complex, especially in respect to those exemptions affording flexibility and the elimination of trading restrictions in respect to securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

9

Although we have not yet determined the timing of doing so, we anticipate that following the filing of a selling security holders registration statement, we will apply to have our common stock quoted on the Over-The-Counter Bulletin Board (the "OTCBB"), however, the OTCBB is a dealer system and we will have to seek market-makers to provide quotations for our common stock. Even if our common stock is quoted on the OTCBB, the OTCBB provides a limited trading market and we can make no assurances that any market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for shareholders to sell their shares or recover any part of their investment in the Company. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile so that holders of our common stock will not be able to sell their shares at prices that allow them to recover any or all of their investment. Market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

•

economic conditions and industry competition;

•

significant increases or decreases in the number of qualified loan applicants and mortgage products;

•

fluctuations in residential property values which affect delinquencies and losses on residential mortgage loans generally;

•

changes in law and government regulatory initiatives;

•

market interest rate fluctuations;

•

the announcement of acquisitions or strategic alliances by us or by our competitors; or

•

recruitment or departure of key personnel.

In addition, public announcements by our competitors concerning, among other things, their performance, strategy, accounting practices, or legal problems could cause the market price of our common stock to decline, regardless of our actual operating performance.

The issuance of preferred stock could change control of the Company.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future or that our shareholders will not experience significant dilution or diminished rights.

Future resales of our common stock may depress our stock price.

Although we contemplate developing a market for our common stock in the future, there can be no assurance that a market for our securities will be created or, if such a market is created, that it will be sustained. In the event a public market for our securities develops, a substantial portion of our outstanding shares of common stock would be eligible for resale to the public pursuant to Rule 144. Rule 144, as amended, provides that a person (or persons whose shares are aggregated) who is a non-affiliate may sell his shares, without any volume limitation, if he has satisfied a six month holding period. Affiliates (members of our management, control persons and related parties) may sell after satisfying a one year holding period, subject to volume requirements, manner of selling and reporting requirements. In addition, we may also issue additional shares of stock and securities convertible into or exercisable for our common stock in connection with our business. At such time as a market develops, if ever, resale of a significant portion of our issued and outstanding common stock after these restrictions lapse or are satisfied could have a depressive effect on the price of our common stock in any public market that develops, may impair our ability to raise capital by selling additional securities, and may restrict the liquidity of an investor’s investment.

10

ITEM 2.

FINANCIAL INFORMATION

Selected Financial Data

As a “smaller reporting company” we are permitted to scale disclosure and therefore, are not providing the information contained in this Item pursuant to Regulation S-K.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 of the Notes to our year end audited consolidated financial statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Use of Estimates. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. Our revenue, to date, has been derived primarily from mortgage loans that the Company originates. The Company also earns revenue from processing loans, including loan processing fees and related loan expenses such as appraisal fees, credit report fees and courier service fees. Our financial statements are prepared on the accrual basis of accounting which means revenue is recognized when earned and expenses are recognized when incurred.

Marketable Securities. Our investments in marketable securities are classified as “available for sale” securities which are carried on our financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders’ equity. Unrealized losses $3,507 and $7,063 during the periods ended December 31, 2007 and 2006, respectively.

Results of Operations

The following discussion and analysis addresses the major factors that affected our results of operations and financial condition reflected in our audited financial statements for the periods ended December 31, 2006, December 31, 2007 and our unaudited balance sheet and income statement for the period ended March 31, 2008. This discussion is intended to supplement and highlight information contained in, and should be read in conjunction with, our financial statements and related notes and the selected financial data presented elsewhere in this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing,

11

includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in Item 1A of this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We reported net losses of ($7,800) and ($17,019) for the years ended December 31, 2007 and December 31, 2006, respectively. We have recognized income of $510 for the three months ending March 31, 2008.

Results of Operations for the year ended December 31, 2007 as compared to the year ended December 31, 2006

Due to the cyclical nature of the real estate markets and volatility of interest rates, we expect that our income and expenses will fluctuate from period to period. Our principal source of revenue comes from fees we earn on processing and referring mortgage loan applications. We also earn revenue from processing loan applications including fees for direct costs such as appraisal fees, credit-report fees and courier service fees. Revenue for the year ended December 31, 2007 was $136,252, a 38%  decrease from $219,509 in revenue for the year ended December 31, 2006. The decrease was due to the downturn in the markets and a major restructuring and workforce reduction that was implemented to reduce fixed expenses.

Selling expenses include advertising, business development, commissions, seminars, and promotion, and entertainment expenses. Selling expenses for the year ended December 31, 2007 were $77,368 down 31% from $111,373 reported for the previous year ended December 31, 2006. The decrease was due to reductions in advertising, fewer payouts of broker commissions and the elimination of costs for business development, promotions and seminars during 2007.

General and administrative expenses primarily include appraisal fees, management fees payable to NFI, professional fees, salaries and general operating expenses. As a result of the downturn in the market and restructuring, our general and administrative fees were $67,636 for the year ended December 31, 2007, an overall decrease of 46% from $124,228 for the year ended December 31, 2006. We paid management fees to NFI of $12,000 for the period ended December 31, 2007, which fees can be adjusted or forgiven at the discretion of the Board of Directors of NFI. This was offset by $2,000 in management fees generated by us in 2007 in connection with management services and office space provided to Newbridge Realty Corporation.

We realized losses of ($929) for the year ended December 31, 2007 on the sale of securities as compared to ($18) for the year ended December 31, 2006.

Results of Operations for the period ended March 31, 2008 as compared to the period ended March 31, 2007

Revenue for the three months ended March 31, 2008 was $21,795, a 2% decrease from $22,192 in revenue for the three months ended March 31, 2007.

Selling expenses for the period ended March 31, 2008 were $12,448 up 3% from $12,093 reported for the previous period ended March 31, 2007.

As a result of the downturn in the market and restructuring, our general and administrative fees were $8,839 for the three months ended March 31, 2008, an overall decrease of 38% from $14,271 for the three months ended March 31, 2007. We realized income of $510 for the period ended March 31, 2008 compared to a loss of ($4,234) for the three months ended March 31, 2007.

Liquidity and Capital Resources

Since inception, we have funded capital requirements through operations. As of December 31, 2007, we had a cash balance of $9,514 as compared to a cash balance of $22,640 at December 31, 2006. Net cash used in operating activities for the year ended December 31, 2007 was ($15,647) as compared to ($42,352) for the year ended December 31, 2006. The Company does not own or lease any of the NFI office space that it uses and also does not make use of additional NFI equipment.

12

All of our investment securities are classified as available for sale and consist primarily of highly liquid instruments with original maturities of less than ninety days. At December 31, 2007, the fair market value of marketable securities was $1,893 as compared to $8,850 at December 31, 2006, down due to a liquidation in 2007 of a significant amount of our securities.

We had no financing activities for the periods ended December 31, 2006 and December 31, 2007.

Financial Position

We expect our fixed expenses to be less than $5,000 per month, which we anticipate funding from operations. Our cash and cash equivalents as of March 31, 2008 were $6,262. We believe that our current cash, cash equivalents and cash flow from operations will be sufficient to fund anticipated levels of operations for 2008. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

Material Commitments

We have not entered into or been party to any long-term debt, capital, and purchase or operating lease obligations for the periods ended December 31, 2006, December 31, 2007 or March 31, 2008.

Off Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

We are a “smaller reporting company” as defined by Regulation S-K and as such, are not providing the information contained in this item pursuant to Regulation S-K.

ITEM 3.

PROPERTIES

We share space leased by our parent, NFI located at 1451 West Cypress Creek Blvd., Suite 204, Fort Lauderdale, FL 33309. We pay NFI a monthly rate of approximately $1,000 that also includes expenses for use of telephone, utilities, furniture and office equipment.

13

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of March 31, 2008, held by any person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The table also reflects ownership interests following the proposed pro rata Distribution by NFI of 2,450,000 shares or 49% of its ownership interests in Newbridge Mortgage to the shareholders of NFI. Except as indicated in the footnotes to the table (i) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned; and (ii) the business address of each person named in the table below is 1451 West Cypress Creek Blvd., Suite 204, Fort Lauderdale, FL 33309.

	Shares Beneficially Owned Prior to Proposed Distribution		Shares Beneficially Owned Following the Proposed Distribution (1)
	Shares	%	Shares	%
Newbridge Financial, Inc. (2)	5,000,000	100.00%	2,550,000	51.00%
Guy S. Amico (3)	1,368,903	27.38%	1,368,903	27.38%
Scott H. Goldstein (4)	1,368,903	27.38%	1,368,903	27.38%
James Phelps (5)	124,780	2.50%	124,780	2.50%
Robert P. Spitler (6)	42,120	*	42,120	*

All executive officers and directors as a group (4 persons)	2,904,706	58.09%	2,904,706	58.09%

———————

*

Less than 1%.

(1)

Subject to the effectiveness of this Form 10, NFI intends to distribute 49% or approximately 2,450,000 shares of the outstanding stock of Newbridge Mortgage to NFI's 70 shareholders.

(2)

Newbridge Financial, Inc. ("NFI") is our parent.

(3)

Mr. Amico is the President, director and 27.38% shareholder of our parent, NFI. Of the 1,368,903 shares beneficially owned following the proposed Distribution, Mr. Amico will directly own 670,762 shares of Newbridge Mortgage. The balance of 698,141 shares reflects his 27.38% interest in NFI.

(4)

Mr. Goldstein is a Vice President, director and 27.38% shareholder of NFI. Of the 1,368,903 shares beneficially owned following the proposed Distribution, Mr. Goldstein will directly own 670,762 shares of Newbridge Mortgage. The balance of 698,141 shares reflects his 27.38% interest in NFI.

(5)

Mr. Phelps is an Executive Vice President and 2.50% shareholder of NFI. Of the 124,780 shares beneficially owned following the proposed Distribution, Mr. Phelps will directly own 61,142 shares of Newbridge Mortgage. The balance of 63,638 shares reflects his 2.50% interest in NFI.

(6)

Mr. Spitler is the Treasurer and CFO and 0.84% shareholder of NFI. Of the 42,120 shares beneficially owned following the proposed Distribution, Mr. Spitler will directly own 20,639 shares of Newbridge Mortgage. The balance of 21,481 shares reflects his 0.84% interest in NFI.

14

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers and directors of the Company as of December 31, 2007 and March 31, 2008:

Name	Age	Position
James Phelps	44	President
Robert P. Spitler	44	Chief Financial Officer, Treasurer
Guy S. Amico	45	Secretary, Director
Scott H. Goldstein	42	Assistant Secretary, Director

James Phelps, joined NFI, our parent company, in March of 2000 as Executive Vice-President and has served as the President of Newbridge Mortgage since 2006. Mr. Phelps has over 20 years experience in the financial services industry on both the investment side and the real estate/mortgage side as a registered representative, supervising manager, trainer, and as a chief compliance officer. Mr. Phelps received his B.A. Degree in Communications from Florida Atlantic University in 1985 and holds several professional licenses including FINRA Series 7, 63, 24, 4, 27, 53, 55; Florida Life Health & Variable Annuities; Florida Mortgage Brokerage License; and a Florida Real Estate License.

Robert P. Spitler, was hired as a consultant by our parent company, NFI, in 2002 and became the CFO of NFI and its subsidiaries in January 2004. He has served as CFO and Treasurer of Newbridge Mortgage since 2005. Mr. Spitler has over twenty years of experience in accounting, finance, business controls and consulting. He has worked in a variety of industries and has over ten years of experience in the financial services sector. Mr. Spitler is licensed by the state of Florida as a certified public accountant and received a Masters Degree in Business Administration from Florida Atlantic University in 1989.

Guy S. Amico, joined NFI, our parent company, in 2000 as President and has served as Secretary and Director of Newbridge Mortgage since inception. Mr. Amico has over twenty years of investment industry experience in a range of sales, supervisory and management functions. Prior to joining NFI, Mr. Amico, along with Mr. Goldstein, served as a vice president and general principal of GKN Securities, a retail securities broker dealer. Prior to GKN, Mr. Amico was a co founder and co national sales manager of Joseph Charles & Associates responsible for coordination of retail, trading and compliance functions, and served as a member of the Investment Banking Committee and Advisory Board. Mr. Amico has completed course work in Business Administration and Computer Science at Broward Community College.

Scott H. Goldstein, joined NFI, our parent company, in 2000 as Chief Executive Officer and has served as Assistant Secretary and Director of Newbridge Mortgage since inception. Mr. Goldstein has over twenty years of investment industry experience in a range of sales, supervisory and management functions. Prior to joining NFI, Mr. Goldstein, along with Mr. Amico, served as a vice president and general principal of GKN Securities, a retail securities broker dealer. Prior to GKN, Mr. Goldstein was a co founder and co national sales manager of Joseph Charles & Associates responsible for coordination of retail, trading and compliance functions, and served as a member of the Investment Banking Committee and Advisory Board. Mr. Goldstein holds a Bachelor of Science degree from the state University of New York at Old Westbury.

Employment Agreements

We have not entered into any employment agreements with our executive officers.

Board of Directors

Our Board of Directors currently consists of two members, who are both executive officers of the Company and NFI, our parent company, and deemed to each be a promoter and control person and therefore not independent. Our Bylaws provide that our Board shall consist of not less than one individual. The terms of directors expire at the next annual shareholders' meeting. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

15

Committees

To date, we have not established a compensation committee, nominating committee or an audit committee. Our Chief Financial Officer, Robert Spitler, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls.

ITEM 6.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table sets forth annual compensation for our officers who were employed by the Company for each of the last two fiscal years. There are no current employment agreements between the company and its officers or understandings regarding future compensation or deferred compensation. All officers of the Company are also employees and/or officers of NFI or our affiliates and receive compensation from NFI and/or Newbridge Securities Corporation.

SUMMARY COMPENSATION TABLE

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Phelps(1) President	2007	-0-	-0-	-0-	-0-	-0-	-0-	$40,227	$40,227
	2006	-0-	-0-	-0-	-0-	-0-	-0-	$22,504	$22,504
Robert P. Spitler Chief Financial Officer, Treasurer	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Guy S. Amico Secretary, Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Scott H. Goldstein Assistant Secretary, Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Robert DeLuca(2) President (Former)	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	11,077	-0-	-0-	-0-	-0-	-0-	$ 6,619	$17,696

———————

(1)

Mr. Phelps serves as President of Newbridge Mortgage beginning in March 2006. He received compensation based solely on revenue production. This compensation included commissions and overrides on the revenue production of other Newbridge Mortgage representatives.

(2)

Mr. DeLuca served as President of Newbridge Mortgage beginning November 2004 until he resigned in March 2006. In addition to his salary, he received other compensation which included commissions and overrides on the revenue production of other Newbridge Mortgage representatives.

Stock Option And Equity Incentive Plan

As of the date of this Form 10, we have not authorized any equity compensation plan, nor has our Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Director Compensation

Our Bylaws provide that our Board of Directors may authorize payment of either a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. To date, our Board has not authorized any compensation however, in the future, we may consider appropriate forms of compensation.

16

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Newbridge Mortgage is a wholly owned subsidiary of NFI. We share office space with NFI and pay NFI a monthly management fee of approximately $1,000 that includes amounts due for office space, telephone, utilities, furniture and office equipment. Management fees can be adjusted or forgiven at the discretion of the Board of Directors of NFI. For the periods ended December 31, 2005 and December 31, 2007, we paid management fees to NFI in the amounts of $25,500 and $12,000, respectively. Management fees incurred during the period ended December 31, 2006 were forgiven.

Our officers and directors also hold management positions with NFI and are controlling shareholders of NFI.

A substantial part of our business is based on referrals from the following affiliates:

•

Newbridge Securities Corporation, a Virginia corporation and wholly owned subsidiary of our parent, NFI. Newbridge Securities Corporation is a FINRA licensed securities broker/dealer and investment banking provider.

•

Newbridge Independent Services, a division of Newbridge Securities providing national platform of broker/dealer services for the registered securities representative seeking their own independent office.

•

Newbridge Realty Corporation, a licensed Florida corporation that provides residential and commercial real estate services, sales and listings.

ITEM 8.

LEGAL PROCEEDINGS

We are not a party to any material litigation and are not aware of any threatened litigation that would have a material adverse effect upon our financial condition, liquidity or results of operations.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our securities are not traded on any exchange or quotation system. No market makers currently make a market in our stock. Although we have not yet determined the timing of doing so, we anticipate that following the Distribution and filing of a selling security holders registration statement, our common stock will be quoted on either the Over The Counter Bulletin Board ("OTCBB") or the "pink sheets" published by the National Quotation Bureau, Inc. ("Pink Sheets"). In general there is greater liquidity for traded securities on the OTCBB, and less through quotation in the Pink Sheets. In order for our common stock to trade on the OTCBB, a registered broker-dealer, known as the market maker, must be willing to list bid or sale quotations, sponsor the Company for listing on the Bulletin Board and file an application on our behalf to make a market in our securities. We have not, as of this date, contacted a market maker for sponsorship of our securities on the OTCBB. Securities that are quoted in the Pink Sheets do not have any listing requirements and can be difficult to buy and sell due to the potential for low and sporadic trading activity.

It is not possible to predict where, if at all, our common stock will be traded following qualification of our securities for trading. Even if our common stock is accepted for quotation, it is not certain that an orderly market will develop. The trading markets, if any, may be influenced by many factors, including the depth and liquidity of the market for such securities, developments affecting our business generally, the impact of the risk factors discussed under Item 1A on investors' perceptions of our company and its business, our operating results, our dividend policies and general economic and market conditions.

On December 6, 2007, the SEC issued final rule regulations amending Rule 144 which amendments became effective on February 15, 2008. In general, a person (or persons whose shares are aggregated) who is a non-affiliate may sell his shares, without any volume limitation, if he has satisfied a six month holding period. Affiliates (members of our management, control persons and related parties) may sell after satisfying a one year holding period, subject to volume requirements, manner of selling and reporting requirements. Because there is no public

17

trading market for our shares, no sales under Rule 144 other than sales by non-affiliates is likely to occur until such market, if any, develops. At such time as a market develops, if ever, the sale of restricted securities pursuant to Rule 144 could have a substantial adverse impact on any such public market.

As of the date of this Form 10, we have no common equity (i) subject to outstanding options or warrants to purchase, or securities convertible into, common equity of Newbridge Mortgage; (ii) that could be sold pursuant to Rule 144 under the Securities Act or that the Newbridge Mortgage has agreed to register under the Securities Act for sale by security holders; or (iii) that is being, or has been publicly proposed to be, publicly offered by Newbridge Mortgage.

Number of Shareholders

As of March 31, 2008, there were 5,000,000 shares of common stock, issued and outstanding to our parent, NFI.

Dividends

The payment of dividends is within the discretion of the Board of Directors and will depend upon Newbridge Mortgage's future earnings, if any, its capital requirements, financial condition and other relevant factors. We have not paid and do not anticipate paying any dividends on our common stock in the foreseeable future. We intend to keep future earnings, if any, to finance the expansion of our business.

Preferred Stock

Our amended and restated articles of incorporation authorize our Board of Directors, without shareholder approval, to issue up to 1,000,000 shares of preferred stock, $.0001 par value, and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are no shares of preferred stock issued and outstanding as of the date of this Form 10. Issuance of additional shares of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue additional shares of preferred stock, we cannot assure you that we will not do so in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of this Form 10, we have not authorized any equity compensation plan, nor has our Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Proposed Distribution

Newbridge Mortgage is currently a wholly owned subsidiary of NFI. Subject to the effectiveness of this Form 10, the Board of Directors of NFI intends to distribute to its 70 shareholders an aggregate of approximately 2,450,000 shares of our issued and outstanding common stock, par value $.0001 per share. The Distribution shall be pro rata and shall consist of one share of Newbridge Mortgage common stock for each share of NFI common stock outstanding on the record date. We currently anticipate that the Distribution will take place immediately following the effective date of this Form 10. The record date and the Distribution date may change based on the timing of the effectiveness with the Securities and Exchange Commission of this Form 10.

As a result of the Distribution, approximately 49% of our outstanding shares of common stock will be distributed to NFI shareholders. Immediately following the Distribution, NFI will retain 2,550,000 shares or a 51% ownership interest.

Florida Anti-Takeover Statutes

Florida has enacted legislation that may deter or frustrate a take-over of a Florida corporation. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested directors or shareholders of certain specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Newbridge Mortgage has expressly elected not to be governed by these provisions.

18

Transfer Agent and Registrar

The Company acts as its own transfer agent and registrar.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Common Stock

Our articles of incorporation, as amended, authorize us to issue up to Ten Million (10,000,000) shares of common stock, $.0001 par value. At March 31, 2008, we had 5,000,000 shares of common stock issued and outstanding to our parent, NFI, which is owned or otherwise controlled by our officers and directors. Subject to the effectiveness of this Form 10, NFI intends to distribute 49% or approximately 2,450,000 shares of the outstanding stock of Newbridge Mortgage to NFI's 70 shareholders (the "Distribution"). Following the Distribution, NFI shall retain 51% or 2,550,000 shares. There are no options or warrants issued or outstanding to purchase shares of our common stock.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements appear under Item 15 and are incorporated by reference herein. As a “smaller reporting company” we are providing the scaled disclosures as permitted by Regulation S-K and therefore, have omitted a separate section for Supplementary Data.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

19

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheet as at December 31, 2006
Statement of Income at December 31, 2006
Statement of Changes in Stockholders’ Equity at December 31, 2006
Statement of Cash Flows at December 31, 2006
Notes to Financial Statements at December 31, 2006

Report of Independent Registered Public Accounting Firm
Balance Sheet as at December 31, 2007
Statement of Income at December 31, 2007
Statement of Changes in Stockholders’ Equity at December 31, 2007
Statement of Cash Flows at December 31, 2007
Notes to Financial Statements at December 31, 2007

Balance Sheet as at March 31, 2008 (unaudited)
Statement of Income as at March 31, 2008 (unaudited)

(b)	Exhibits

	Exhibit No.	Description
	3.1	Amended and Restated Articles of Incorporation of Newbridge Mortgage Corporation as filed with the Florida Secretary of State on September 5, 2007
	3.2	Bylaws of Newbridge Mortgage Corporation
	4	Form of Specimen Certificate for Shares of Common Stock of Newbridge Mortgage Corporation

20

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf the undersigned thereto duly authorized.

NEWBRIDGE MORTGAGE CORPORATION

	By:	/s/ ROBERT P. SPITLER
Robert P. Spitler, Chief Financial Officer

Date: July 30, 2008

21

DECEMBER 2006

DENNIS S. BENIMOFF, CPA

351 SOUTH CYPRESS ROAD, SUITE #110

POMPANO BEACH, FL 33060

    INDEPENDENT AUDITOR’S REPORT

To the Stockholder and Board of Directors of

Newbridge Mortgage Corporation

Fort Lauderdale, Fl

I have audited the accompanying balance sheet of Newbridge Mortgage Corporation (a Florida corporation) as of December 31, 2006, and the related statements of income, changes in stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally excepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used in significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newbridge Mortgage Corporation as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principals generally accepted in the United States of America.

DENNIS S. BENIMOFF, CPA

Pompano Beach, FL

April 23, 2007

F-1

NEWBRIDGE MORTGAGE CORPORATION

BALANCE SHEET

DECEMBER 31, 2006

ASSETS

CURRENT ASSETS

Cash	$22,640
Marketable Securities	8,850

Total Current Assets	31,490

PROPERTY AND EQUIPMENT
Furniture and Fixtures	25,000
Less Accumulated Depreciation	9,752
15,248

TOTAL ASSETS	$46,738

See accompanying notes and independent auditor's report

F-2

NEWBRIDGE MORTGAGE CORPORATION

BALANCE SHEET

DECEMBER 31, 2006

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accounts Payable	$1,688
Accrued Expenses	4,649
Due to Clearing Firm	2,361

Total Current Liabilities	8,698

LONG TERM DEBT	-

Total Liabilities	8,698

STOCKHOLDER'S EQUITY

Common Stock:
No Par Value, 5,000 Shares Authorized,
500 Issued and Outstanding	152,111

Retained Earnings (Deficit)	(106,580)
Accumulated Other Comprehensive Income	(7,491)

Total Stockholder's Equity	38,040

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$46,738

See accompanying notes and independent auditor's report

F-3

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2006

REVENUES:
Mortgage Broker and Other Fee Income	$219,509

OPERATING EXPENSES:
Advertising	2,613
Appraisal Fees	3,810
Business Development	614
Depreciation	6,099
Dues & Subscriptions	672
Commission Expense - Brokers	107,287
Salaries - Office/Administrative	35,944
Insurance	23,605
Licenses and Taxes	484
Meals & Entertainment	859
Office Expense	3,699
Outside Services	22,238
Payroll Taxes	14,317
Postage	4,360
Professional Fees	4,000
Settlements	5,000

235,601

OPERATING INCOME (LOSS)	(16,092)

OTHER INCOME (EXPENSES):
GAIN (LOSS) ON SALE OF SECURITIES	(18)
INTEREST EXPENSE	(916)
INTEREST INCOME	7

OTHER INCOME (EXPENSES), NET	(927)

NET LOSS	$(17,019)

See accompanying notes and independent auditor's report

F-4

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2006

				ACCUMULATED	TOTAL
				OTHER	STOCK-
	COMMON STOCK		ACCUMULATED	COMPREHENSIVE	HOLDER'S
	SHARES	AMOUNT	DEFICIT	INCOME	EQUITY
Balance-January 1, 2006	500	$152,111	$(75,200)	$(14,789)	$62,122

Capitalization		-			-

Withdrawal		-			-

Comprehensive Income
Net Loss			(17,019)		(17,019)
Other Comprehensive Inome,
Net of Tax -
Unrealized gains (losses) on securities:
Unrealized holding gains (losses)
arising during the period				(7,063)	(7,063)
Less: reclassification adjustment			(14,361)	14,361	-

Balance-December 31, 2006	500	$152,111	$(106,580)	$(7,491)	$38,040

See accompanying notes and independent auditor's report

F-5

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,019)
Adjustments to reconcile net income to net cash
provided (used) by operations:
Depreciation	6,099
Loss on sale of marketable securities	4,129
Increase in employee advances	18
Decrease in accounts payable	(5,302)
Decrease in accrued expenses	(10,068)
Decrease in due to clearing firm	(20,209)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(42,352)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and fixtures	-
Purchase of marketable securities	(7,588)
Sale of marketable securities	51,903
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	44,315

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital Contribution	-
Capital Withdrawal	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	-

Net increase in cash	1,963

CASH AT JANUARY 1, 2006	20,677

CASH AT DECEMBER 31, 2006	$22,640

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the year for:
Interest	$916
Income Taxes	$-

See accompanying notes and independent auditor's report

F-6

NEWBRIDGE MORTGAGE CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Newbridge Mortgage Corporation (Company) is a Corporation organized under the laws of the State of Florida on July 14, 2003. The company originates for Florida borrowers first and second mortgage loans under the authority granted by the Florida Department of Banking. The company  is a wholly owned subsidiary of Newbridge Financial, Inc. (“Parent”).

Revenues and expenses

The Company earns revenues on mortgage loans that it originated. The Company recognizes revenue upon settlement of mortgage contracts. Makers of the mortgage notes that the company originates have no recourse against the Company, except that borrowers have three days to rescind each refinanced loan. The Company also earns revenue from processing loans, including loan processing fees and reimbursements of certain direct costs incurred to process loans.  Included are appraisal fees, credit-report fees, and courier-service fees.

The financial statements of the Company are prepared on the accrual basis of accounting; therefore, revenue is recognized when earned and expenses are recognized when incurred.

Allowance for doubtful accounts

The Company allows for estimated losses on accounts receivable based on prior experience with each customer and with similar customers. Bad-debt recoveries are credited upon receipt to the allowance for doubtful accounts. At December 31, 2006, the allowance for doubtful accounts was $-0-.

Statement of cash flows

For the statement of cash flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, and that are not held for sale in the ordinary course of business.

Advertising

The company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense was $2,613 for the year ended December 31, 2006.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires the reporting of comprehensive income in addition to net income from operations. Comprehensive Income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income. For the year ended December 31, 2006, the Company’s comprehensive income is presented on the Statement of Changes in Stockholder’s Equity and includes unrealized gains and losses on marketable securities net of the related estimated income tax effect associated with those gains and losses.

F-7

Marketable Securities

The Company’s investments in marketable securities are classified as “available for sale” securities and are carried on the financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholder’s equity, as a component of “Other Comprehensive Income.”

NOTE 2 – RELATED PARTY TRANSACTIONS

Some of the officers of the Company are also officers of the Parent and have a direct ownership interest in the Parent. The Company did not have a balance due to or from the Parent at December 31, 2006.

For the year ended December 31, 2006, the Company obtained from its Parent–without charge-telephone service, utilities, business development, and use of office space, furniture, and office equipment. Company management estimates that the value of such items for the year ended December 31, 2006, was $90,000.

NOTE 3 – MARKETABLE SECURITIES

The Company has marketable securities held for it by Sterne, Agee & Leach, Inc., a brokerage firm. Marketable securities available for sale are reported at market value in accordance with FASB Statement No. 115, “Accounting for Investments,” as follows:

Cost basis of marketable securities	$16,341
Unrealized loss	(7,491)
Fair market value if marketable securities available for sale	$8,850

NOTE 4 – INCOME TAXES

The Company files a consolidated income tax return with its parent and other affiliated companies. The Company computes its income taxes on a separate return basis.

A deferred tax asset in the amount of $32, 400 has been recorded to recognize the benefit of Federal and Florida net operating loss carry-forwards for financial-reporting purposes at December 31, 2006. This deferred tax asset is offset by a valuation allowance in the same amount, because the Company believes it is more likely than not that future tax benefits will not be realized.

Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are increased. The Company’s Federal and Florida net operating loss carry-forwards for financial-reporting purposes will expire in the year 2026.

The tax provisions or benefits differ from amounts that would be calculated by applying federal statutory rates to income or loss before income taxes because the Company and its Parent are subject to both state and federal income taxes.

The income tax expenses or benefit allocated to each component of other comprehensive income is as follows:

	Before-tax Amount	Tax (Expense) or Benefit	Net-of-tax Amount
Unrealized gains on securities:
Unrealized holding loss arising during the period	$7,063	$0	$7,063

Other comprehensive income	$7,063	$0	$7,063

F-8

NOTE 4 – INCOME TAXES CONTINUED

A deferred tax asset in the amount of $1,800 has been recorded to recognize the benefit of Federal and Florida net capital loss carry-forwards for financial-reporting purposes at December 31, 2006. This deferred tax asset is offset by valuation allowance in the same amount, because the Company believes it is more likely than not that future tax benefits will not be realized. Also, realized losses on securities are allowed for tax-return purposes only to the extent of its realized capital gains.

NOTE 5 – EMPLOYEE BENEFIT PLAN

After completing 90 days employment, each Company employee is eligible to participate in a Section 401 (k) plan (“Plan”) that the Parent sponsors. The Company made no contributions to the Plan during the year ended December 31, 2006, and is not required to contribute to the Plan.

F-9

DECEMBER 2007

DENNIS S. BENIMOFF, CPA

351 SOUTH CYPRESS ROAD, SUITE #110

POMPANO BEACH, FL 33060

    INDEPENDENT AUDITOR’S REPORT

To the Stockholder and Board of Directors of

Newbridge Mortgage Corporation

Fort Lauderdale, Fl

I have audited the accompanying balance sheet of Newbridge Mortgage Corporation (a Florida corporation) as of December 31, 2006, and the related statements of income, changes in stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally excepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used in significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newbridge Mortgage Corporation as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principals generally accepted in the United States of America.

DENNIS S. BENIMOFF, CPA

Pompano Beach, FL

April 28, 2008

NEWBRIDGE MORTGAGE CORPORATION

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

CURRENT ASSETS

Cash	$9,514
Marketable Securities	1,893
Employee Advances	4,750

Total Current Assets	16,157

PROPERTY AND EQUIPMENT
Furniture and Fixtures	25,000
Less Accumulated Depreciation	14,108
10,892

TOTAL ASSETS	$27,049

See accompanying notes and independent auditor's report

NEWBRIDGE MORTGAGE CORPORATION

BALANCE SHEET

DECEMBER 31, 2007

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accounts Payable	$316

Total Current Liabilities	316

LONG TERM DEBT	-

Total Liabilities	316

STOCKHOLDER'S EQUITY

Common Stock:
No Par Value, 10,000,000 Shares Authorized,
5,000,000 Issued and Outstanding	152,111

Retained Earnings (Deficit)	(114,380)
Accumulated Other Comprehensive Income	(10,998)

Total Stockholder's Equity	26,733

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$27,049

See accompanying notes and independent auditor's report

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

REVENUES:
Mortgage Broker and Other Fee Income	$136,252

OPERATING EXPENSES:
Appraisal Fees	1,550
Depreciation	4,357
Commission Expense - Brokers	76,611
Contributions	300
Insurance	16,520
Licenses and Taxes	953
Management Fees	12,000
Meals & Entertainment	315
Office Expense	2,764
Outside Services	17,095
Payroll Taxes	6,481
Postage	1,052
Professional Fees	4,000
Telephone	564
Travel	442

145,004

OPERATING INCOME (LOSS)	(8,752)

OTHER INCOME (EXPENSES):
GAIN (LOSS) ON SALE OF SECURITIES	(929)
MANAGEMENT FEES RECEIVED	2,000
INTEREST EXPENSE	(124)
INTEREST INCOME	5

OTHER INCOME (EXPENSES), NET	952

NET LOSS	$(7,800)

See accompanying notes and independent auditor's report

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007

	COMMON STOCK		ACCUMULATED	COMPREHENSIVE	TOTAL STOCK- HOLDER'S
	SHARES	AMOUNT	DEFICIT	INCOME	EQUITY
Balance-January 1, 2006	500	$152,111	$(106,580)	$(7,491)	$38,040

Capitalization		-			-

Withdrawal		-			-

Comprehensive Income
Net Loss			(7,800)		(7,800)
Other Comprehensive Income,
Net of Tax -
Unrealized gains (losses) on securities:
Unrealized holding gains (losses)
arising during the period				(3,507)	(3,507)
Less: reclassification adjustment			-	-	-

Balance-December 31, 2006	500	$152,111	$(114,380)	$(10,998)	$26,733

See accompanying notes and independent auditor's report

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,800)
Adjustments to reconcile net income to net cash
provided (used) by operations:
Depreciation	4,357
Loss on sale of marketable securities	929
Increase in employee advances	(4,750)
Decrease in accounts payable	(1,373)
Decrease in accrued expenses	(4,649)
Decrease in due to clearing firm	(2,361)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(15,647)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	-
Sale of marketable securities	2,521
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,521

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital Contribution	-
Capital Withdrawal	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	-

Net increase in cash	(13,126)

CASH AT JANUARY 1, 2007	22,640

CASH AT DECEMBER 31, 2007	$9,514

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the year for:
Interest	$124
Income Taxes	$-

See accompanying notes and independent auditor's report

NEWBRIDGE MORTGAGE CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Newbridge Mortgage Corporation (Company) is a Corporation organized under the laws of the State of Florida on July 14, 2003.  The Company originates for Florida borrowers first and second mortgage loans under the authority granted by the Florida Department of Banking.  The Company is a wholly owned subsidiary of Newbridge Financial, Inc. (“Parent”).

Revenues and expenses

The Company earns revenues on mortgage loans that it originates.  The Company recognizes revenue upon settlement of mortgage contracts.  Makers of the mortgage notes that the Company originates have no recourse against the Company, except that borrowers have three days to rescind each refinanced loan.  The Company also earns revenue from processing loans, including loan processing fees and reimbursements of certain director costs incurred to process loans.  Included are appraisal fees, credit-report fees, and courier-service fees.

The financial statements of the Company are prepared on the accrual basis of accounting; therefore, revenue is recognized when earned and expenses are recognized when incurred.

Allowance for doubtful accounts

The Company allows for estimated losses on accounts receivable based on prior experience with each customer and with similar customers.  Bad-debt recoveries are credited upon receipt to the allowance for doubtful accounts.  At December 31, 2007, the allowance for doubtful accounts was $-0-.

Statement of cash flows

For the statement of cash flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, and that are not held for sale in the ordinary course of business.

Advertising

The Company follows the policy of charging the cost of advertising to expenses as incurred.  Advertising expense was $0 for the year ended December 31, 2007.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), required the reporting of comprehensive income in addition to net income from operations.  Comprehensive Income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income.  For the year ended December 31, 2007, the Company’s comprehensive income is presented on the Statement of Changes in Stockholder’s Equity and includes unrealized gains and losses on marketable securities net of the related estimated income tax effect associated with those gains and losses.

Marketable Securities

The Company’s investments in marketable securities are classified as “available for sale” securities and are carried on the financial statements at fair market value.  Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholder’s equity, as a component of “Other Comprehensive Income.”

NOTE 2

RELATED PARTY TRANSACTIONS

Some of the officers of the Company are also the officers of the Parent and have a direct ownership interest in the Parent.  The Company did not have a balance due to or from the Parent at December 31, 2007.

For the year ended December 31, 2007, the Company obtained from its Parent the use of office space for $12,000.  In addition, the Company obtained from its parent – without charge-telephone service, utilities and business development.  Company management estimates that the value of such items for the year ended December 31, 2007, was $78,000.

NOTE 3

MARKETABLE SECURITIES

The Company has marketable securities held for it by Legent Clearing, a brokerage firm.  Marketable securities available for sale are reported at market value in accordance with FASB statement No. 115, “Accounting for Investments,” as follows:

Cost basis of marketable securities	$12, 891
Unrealized loss	(10,998)
Fair market value of marketable securities available for sale	$1,893

NOTE 4

INCOME TAXES

The Company files a consolidated income tax return with its parent and other affiliated companies.  The Company computes its income taxes on a separate return basis.

A deferred tax asset in the amount of $32,100 has been recorded to recognize the benefit of Federal and Florida net operation loss carry-forwards for financial-reporting purposes at December 31, 2007.  This deferred tax asset is offset by a valuation allowance in the same amount, because the Company believes it is more likely than not that future tax benefits will not be realized.

Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future.  The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are increase.  The Company’s Federal and Florida net operating loss carry-forwards for financial-Reporting purposes will expire in the year 2027.

The tax provisions or benefits differ from amounts that would be calculated by applying federal statutory rates to income or loss before income taxes because the Company and its Parent are subject to both state and federal income taxes.

The income tax expense or benefit allocated to each component of other comprehensive income is as follows:

	Before-tax Amount	Tax (Expense) or Benefit	Net-of-tax Amount

Unrealized losses on securities:
Unrealized holding loss
arising during the period	$3,507	$0	$3,507

Other comprehensive income	$3,507	$0	$3,507

NOTE 4

INCOME TAXES (CONTINUED)

A deferred tax asset in the amount of $1,800 has been recorded to recognize the benefit of Federal and Florida net capital loss carry-forwards for financial-reporting purposes at December 31, 2007.  This deferred tax asset is offset by a valuation allowance in the same amount, because the Company believes it is more likely than not that future tax benefits will not be realized.  Also, realized losses on securities are allowed for tax-return purposes only to the extent of its realized capital gains.

NOTE 5

EMPLOYEE BENEFIT PLAN

After completing 90 days of employment each Company employee is eligible to participate in a Section 401(k) plan (“Plan”) that the Parent sponsors.  The Company made no contributions to the Plan during the year ended December 31, 2007, and is not required to contribute to the Plan.

NEWBRIDGE MORTGAGE CORPORATION

BALANCE SHEET

	03/31/08 (Unaudited)	03/31/07 (Unaudited)	12/31/07 (Audited)
ASSETS

CURRENT ASSETS

Cash	$6,262	$268	$9,514
Accounts Receivable	9,000	13,184	—
Due from Employees	1,300	—	4,750
Marketable Securities	1,421	6,313	1,893

Total Current Assets	17,983	19,765	16,157

PROPERTY AND EQUIPMENT
Furniture and Fixtures	25,000	25,000	25,000
Less Accumulated Depreciation	(14,886)	(10,841)	(14,108)
	10,114	14,159	10,892

TOTAL ASSETS	$28,097	$33,924	$27,049

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

Accounts Payable	$1,326	$106	$316
Accrued Expenses	—	127	—
Due to Clearing Firm	—	—	—

Total Current Liabilities	1,326	232	316

STOCKHOLDER'S EQUITY

Common Stock:
No Par Value, 5,000 Shares Authorized, 100 Issued and Outstanding	152,111	152,111	152,111
Retained Earnings (Deficit)	(113,871)	(110,928)	(114,380)
Accumulated Other Comprehensive Income	(11,470)	(7,491)	(10,998)
Total Stockholders Equity	26,771	33,692	26,733

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$28,097	$33,924	$27,049

NEWBRIDGE MORTGAGE CORPORATION

STATEMENT OF INCOME

	For The Three Months Ended	For The Three Months Ended	For The Year Ended
	03/31/08	03/31/07	12/31/07
	(Unaudited)	(Unaudited)	(Audited)
REVENUES:
Mortgage Broker and Other Fee Income	$21,795	$22,192	$136,252

OPERATING EXPENSES:
Advertising & Business Development	—	—	—
Appraisal Fees	125	—	1,550
Depreciation	778	1,089	4,357
Commission Expense - Brokers	12,448	12,025	76,611
Salaries - Office/Administrative	—	—	—
Insurance	3,420	3,989	16,520
Licenses and Taxes	—	—	953
Management Fees	1,000	—	12,000
Travel, Meals & Entertainment	—	68	757
Office Expense	339	803	4,680
Outside Services	2,113	5,350	17,095
Payroll Taxes	1,063	1,540	6,481
Professional Fees	—	1,500	4,000
Settlements	—	—	—

	21,287	26,364	145,004

OPERATING INCOME (LOSS)	508	(4,172)	(8,752)

OTHER INCOME (EXPENSES):
GAIN (LOSS) ON SALE OF SECURITIES	—	—	(929)
MANAGEMENT FEES RECEIVED	—	—	2,000
INTEREST INCOME	1	—	5
INTEREST EXPENSE	—	(62)	(124)
OTHER INCOME (EXPENSES), NET	1	(62)	952

NET LOSS	$510	$(4,234)	$(7,800)

F-11